Exhibit 99-2

                                   Schedule A

                             Warrantech Corporation
                          Summary of Audit Adjustments
                            Fiscal year Ended 3-31-99


Note #    Audit Adjustments resulting from Events subsequent to          Amount
          year end:

     1    Proteva ("PRO"),  a  manufacturer/seller  of computers,       $533,000
          had an agreement with Warrantech  ("WTEC") wherein WTEC
          would administer on behalf of PRO the warranty provided
          on each product.  The agreement  stipulated  WTEC would
          receive an administrative fee for each product shipped.
          In January/February  1999, WTEC discovered that PRO had
          underreported  to WTEC the number of products  shipped.
          Based on admissions by Pro of the number of units sold,
          WTEC accrued for the units underreported and recognized
          revenue  of  $1,033,000.  Litigation  commenced  in May
          1999,  resulting in a settlement  agreement  and mutual
          release    whereby   WTEC   would   receive    $500,000
          necessitating an adjustment to increase allowance for doubtful accounts for $533,000.

     2    CompUSA,  a retailer of computer  products and customer     $2,447,679
          of  WTEC   acquired  the  Computer   City  stores.   In
          September/October   1998,   WTEC,  at  the  request  of
          CompUSA,  converted  the 50  acquired  stores  to begin
          selling WTEC warranties.  This required sales personnel
          training, system review for data reporting,  production
          of   supplies   and    store/salesperson    performance
          monitoring.   In  November/December  WTEC  and  CompUSA
          reached an agreement to administer  the contracts  sold
          by Computer  City prior to their  acquisition.  A draft
          agreement  was  prepared  effective  December  1, 1998,
          subject to approval of CompUSA's in house counsel. WTEC
          recognized  revenue of  $2,448,000  in  December  1998,
          based on the services rendered. While the agreement was
          under  legal  review,   Cigna   Property  and  Casualty
          Insurance  notified WTEC of  a  premium  increase which
          WTEC notified  CompUSA on March 30,1999,  in accordance
          with its agreement.  On June 22, 1999, CompUSA rejected
          the  premium  increase  imposed by Cigna  Property  and
          Casualty   Insurance   Company   with  respect  to  the
          insurance  underlying  the warranties  administered  by
          WTEC.  On June 30,  1999,  CompUSA  gave notice to WTEC
          that it was  terminating the  Administration  Agreement
          dated August 18, 1995. As the  $2,448,000 was not paid,
          an  adjustment  to  increase   allowance  for  doubtful
          accounts was required


          In addition, based on the termination, an allowance for      $ 559,000
          doubtful accounts for other unpaid receivables from CompUSA totaling $560,000 was required.

          Audit    Adjustments    resulting    from    judgmental
          differences:

     3    Historically  and for the fiscal  year ended  March 31,     $1,018,969
          1999,WTEC   established   its  allowance  for  doubtful
          accounts  at  year  end  by  reserving   100%  for  any
          receivables over 15 months. Ernst & Young recommended that we provide for an additional reserve of $193,000 for receivables between 9 through 15 months and that we provide an additional further reserve of $826,256 for other specific potential uncollectable receivables. (To date $489,333 of these receivables has been Collected.)

          Write down of capitalized building costs                      $155,000

          Other Miscellaneous Audit Adjustments:

     4    Comprised of a payroll  accrual  reversal  posted twice       $313,366
          for $158,894; a write off of an obsolete prepaid of $135,000 and other sundry adjustments of $19,472.




Total Summary of Audit Adjustments                                    $5,027,014


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